UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 8, 2011 (September 1, 2011)

THE HERTZ CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State of incorporation)	001-07541 (Commission File Number)	13-1938568 (I.R.S. Employer Identification Number)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On September 1, 2011, pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 12, 2011, by and among The Hertz Corporation (“Hertz”), DNL Merger Corp., an Illinois corporation and wholly-owned subsidiary of Hertz (“Sub”), Donlen Corporation, an Illinois corporation (“Donlen”), Gary Rappeport, as Shareholder Representative and Subsidiary Shareholder, and Nancy Liace, as Subsidiary Shareholder, Hertz acquired the entire equity interest in Donlen and certain of its affiliates.  The base equity valuation for the transaction was $250.0 million, subject to adjustment either upward or downward based on the net assets of Donlen at closing.  The preliminary purchase price adjustment at closing resulted in a downward adjustment of $2.4 million (resulting in a closing cash payment for equity of $247.6 million) and is subject to further adjustment upon finalization of the Donlen closing date balance sheet.  Financing for the acquisition and the refinancing or assumption of related Donlen indebtedness consisted of $177 million in cash proceeds from Hertz and $770 million in Donlen fleet debt.

The foregoing summary description of the Merger Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 2.1 hereto and incorporated by reference herein.  Hertz has attached the Merger Agreement to provide information about the terms contained therein, and the Merger Agreement is not intended to provide any factual information about any party thereto.  Specifically, the Merger Agreement contains a number of representations and warranties which Hertz, Sub and Donlen have made to each other.  The assertions made in those representations and warranties are qualified by information in confidential disclosure schedules provided by Donlen to Hertz, which have not been provided as an exhibit to this or any former Current Report on Form 8-K.  Such representations and warranties were used for the purpose of allocating risk, both known and unknown, among the parties to the Merger Agreement rather than to make affirmative factual claims or statements.  Accordingly, you should not rely on the representations and warranties as current characterizations of factual information, or as definitively stating actual facts, with respect to any parties to the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

(b)                                 Pro Forma Financial Information.

Hertz will file the financial statements and pro forma financial information required pursuant to Item 9.01(a) and (b) not later than 71 calendar days from the date of this Current Report on Form 8-K.

(d)                                 Exhibits.

Exhibit 2.1

Agreement and Plan of Merger by and among The Hertz Corporation, DNL Merger Corp., Donlen Corporation, Gary Rappeport, as Shareholder Representative and Subsidiary Shareholder (solely with respect to Section 2.2, Section 3.3, Section 3.4, Section 6.5, Section 6.8, Section 6.9, Article IX and Article X) and Nancy Liace as Subsidiary Shareholder (solely with respect to Section 2.2 and Article X) dated July 12, 2011 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of The Hertz Corporation as filed on July 18, 2011)

Exhibit 99.1	Press Release of Hertz Global Holdings, Inc. dated September 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

Date: September 8, 2011	By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1

Agreement and Plan of Merger by and among The Hertz Corporation, DNL Merger Corp., Donlen Corporation, Gary Rappeport, as Shareholder Representative and Subsidiary Shareholder (solely with respect to Section 2.2, Section 3.3, Section 3.4, Section 6.5, Section 6.8, Section 6.9, Article IX and Article X) and Nancy Liace as Subsidiary Shareholder (solely with respect to Section 2.2 and Article X) dated July 12, 2011 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of The Hertz Corporation as filed on July 18, 2011)

99.1	Press Release of Hertz Global Holdings, Inc. dated September 1, 2011